2523470

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

AUG 2 9 2003

KEVIN SHELLEY
Secretary of State

ARTICLES OF INCORPORATION

ARTICLE ONE

The name of this Corporation is NETWORK DYNAMICS.

ARTICLE TWO

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE THREE

The name and address in this state of this Corporation's initial agent for service of process is:

C. MARIO JARAMILLO
150 E. Colorado Blvd. #302
Pasadena, Ca 91105

ARTICLE FOUR

This Corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares that may be issued is 10,000.

ARTICLE FIVE

The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE SIX

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

Dated: August 29, 2003

C. MARIO JARAMILLO, Incorporator

OFFICE OF THE SECRETARY

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the President and the Secretary, respectively, of NETWORK DYNAMICS, a California corporation, corporate number 2523470.

2. Article FOUR of the Articles of Incorporation of this corporation is amended to read as follows:

   "This Corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares that may be issued is 10,000,000."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of directors.

4. The corporation has issued no shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: 6/20/03

Gary Guseinov, President

C. Mario Jaramillo, Secretary

A0632341

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

AUG 15 2005

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NETWORK DYNAMICS

* * * * *

The undersigned certify that:

1. They are the President and the Secretary, respectively, of NETWORK DYNAMICS, a California corporation.

2. Article FOUR of the Articles of Incorporation of this corporation is amended to read as follows:

This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares that may be issued is 50,000,000.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares in the corporation is 10,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: August 9, 2005

Gary Guseinov, President

Gary Guseinov, Secretary

OFFICE OF THE SECRETARY OF STATE